UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

November 20, 2008
Date of Report (Date of earliest event reported)

ABBOTT LABORATORIES

(Exact name of registrant as specified in its charter)

Illinois	1-2189	36-0698440
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

100 Abbott Park Road

Abbott Park, Illinois 60064-6400

(Address of principal executive offices)(Zip Code)

Registrant’s telephone number, including area code: (847) 937-6100

Check the appropriate box if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 – Other Events.

Abbott Laboratories has reached settlements in the litigation pending in the United States District Court for the District of Delaware involving direct purchaser class action claims and claims brought by certain individual plaintiffs related to the sale of fenofibrate formulations.  Under the settlements, Abbott will pay approximately $184 million to resolve these claims.  Settlement agreements have also been reached resolving some of the other previously disclosed fenofibrate litigation.  The amounts in those settlements are not material.  Abbott intends to treat the settlement payments as a specified item in the fourth quarter 2008.

Private Securities Litigation Reform Act of 1995 — A Caution Concerning Forward-Looking Statements

Some statements in this Form 8-K may be forward-looking statements for the purposes of the Private Securities Litigation Reform Act of 1995. Abbott cautions that these forward-looking statements are subject to risks and uncertainties that may cause actual results to differ materially from those indicated. Economic, competitive, governmental, technological and other factors that may affect Abbott’s operations are discussed in Item 1A, “Risk Factors,” to Abbott’s Annual Report on Securities and Exchange Commission Form 10-K for the year ended December 31, 2007, and in Item 1A, “Risk Factors,” to Abbott’s Quarterly Reports on Securities and Exchange Commission Form 10-Q for the quarters ended June 30, 2008, and September 30, 2008, and are incorporated by reference.  Abbott undertakes no obligation to release publicly any revisions to forward-looking statements as a result of subsequent events or developments.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Abbott Laboratories

Date: November 20, 2008

	By:	/s/ Thomas C. Freyman
Thomas C. Freyman
Executive Vice President, Finance and Chief Financial Officer